FOR IMMEDIATE RELEASE	Contact: Mike Ogburn (502) 636-4415 (office) (502) 262-0224 (cellular) mogburn@kyderby.com

CHURCHILL DOWNS INCORPORATED FILES 10-Q AND CORRECTS ACCOUNTING
TREATMENT FOR ‘PURSE OVERPAYMENTS’

LOUISVILLE, Ky. (Nov. 17, 2004) – In filing its Form 10-Q for the third quarter and nine months ended Sept. 30, 2004, Churchill Downs Incorporated (Nasdaq: CHDN) (“CDI” or “Company”) today revised its consolidated financial statements to correct an accounting error for “purse overpayments.” The revised accounting treatment will serve to reduce 2002 and 2003 pre-tax earnings by $2.2 million and approximately $1 million, respectively, and is currently estimated to have a minimal impact on 2004 earnings.

        Purse overpayments occur when the purses paid to horsemen exceed the purses generated from pari-mutuel operations during the race meeting. In accordance with industry practice, the Company has historically recorded purse overpayments as receivables to be recovered through reductions of purses otherwise paid in subsequent race meetings.

        With this correction, any overpayment position will now be expensed to operations as incurred. The recovery of these overpayments will be reflected as a credit to future purse expenses. Accordingly, the Company adjusted its accounting practices and revised its Sept. 30, 2004, consolidated financial statements in today’s filing.

        The revised accounting serves to delay the recognition of the recovery of purse overpayments until the period in which they are actually recovered. Historically, the Company has successfully recovered any such overpayments as allowed through its contractual agreements with horsemen’s groups.

        Michael E. Miller, the Company’s chief financial officer, stated, “Other than slightly delaying our third quarter 10-Q filing, this adjustment will have minimal impact for the full year of 2004. Additionally, we do not anticipate the change in accounting will have a material impact going forward.”

        Churchill Downs Incorporated, headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. The Company’s seven racetracks in California, Florida, Illinois, Indiana, Kentucky and Louisiana host 123 graded-stakes events and many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Hollywood Gold Cup and Arlington Million. CDI racetracks have hosted nine Breeders’ Cup World Thoroughbred Championships – more than any other North American racing company. CDI also owns off-track betting facilities and has interests in various television production, telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

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        This news release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements involve risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the financial performance of our racing operations; the effect of any change in the Company’s accounting policies or practices; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and California racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with our Customer Relationship Management initiatives; a substantial change in law or regulations affecting our pari-mutuel and gaming activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional racetrack near our Indiana operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; any business disruption associated with our facility renovations; the loss of our totalisator companies or their inability to keep their technology current; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

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